EXHIBIT 23.1








               CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Coca-Cola Enterprises Inc. CCE - NL Aandelen Spaarplan of our report dated January 18, 1999, with respect to the consolidated financial statements and schedule of Coca-Cola Enterprises Inc. included and/or incorporated by reference in Coca-Cola Enterprises Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                              /s/  ERNST & YOUNG LLP






Atlanta, Georgia
April 29, 1999